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                                   [MFC LOGO]
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                       METROPOLITAN FINANCIAL CORPORATION
                        SPECIAL MEETING OF SHAREHOLDERS
                                          , 1994

    The undersigned hereby appoints [Norman M. Jones, Charles D. Kalil and William P. Bartkowski], and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote all shares of Common Stock of Metropolitan Financial Corporation ("MFC") held of
record  by the undersigned  on                , 1994, at  the Special Meeting of
Shareholders (the "Special Meeting") to be held at                             ,
Minneapolis, Minnesota, on             , 1994 at           local time and at any
and all adjournments thereof, as set forth on the reverse side hereof.

    PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. ALL PROXIES ARE IMPORTANT, SO PLEASE COMPLETE EACH PROXY SENT TO YOU AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.
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    THIS  PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

/X/  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.
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   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSALS.
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1.  The  approval and  adoption of  the Agreement  of   FOR   AGAINST   ABSTAIN
    Merger  and  Consolidation by  and  between First   / /     / /       / /
    Bank System, Inc. ("FBS") and MFC dated July  21,
    1994    (the   "Merger   Agreement"),   and   the
    transactions contemplated  thereby.  Pursuant  to
    the  Merger  Agreement, among  other  things, MFC
    will be merged with and into FBS (the  "Merger"),
    and  each outstanding  share of  MFC Common Stock
    will be exchanged for 0.6803 share of FBS  Common
    Stock  (with  cash  paid  in  lieu  of fractional
    shares), subject to certain adjustments based  on
    FBS Common Stock prices.
2.  The adjournment of the Special Meeting to a later   FOR   AGAINST   ABSTAIN
    date to permit further solicitation of proxies in   / /     / /       / /
    the event there are not sufficient votes present in person or by proxy at the Special Meeting to approve and adopt Proposal No. 1.

                                             Should  the undersigned  be present
                                             and elect  to vote  at the  Special
                                             Meeting   or  at   any  adjournment
                                             thereof and  after notification  to
                                             the Secretary of MFC at the Special
                                             Meeting    of    the   shareholders
                                             decision to revoke this proxy, then
                                             the power of  said attorneys  shall
                                             be  deemed  terminated  and  of  no
                                             further force and effect.

                                             Please sign  this card  exactly  as
                                             your  name appears on the left side
                                             of  this  card.  When  signing   as
                                             attorney,  executor, administrator,
                                             trustee or  guardian,  please  give
                                             your full title. If shares are held
                                             jointly, each holder should sign.

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                                  SIGNATURE(S)                           DATE(S)